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                                                                   EXHIBIT 10.10

                           NOTE CANCELLATION AGREEMENT

      NOTE CANCELLATION AGREEMENT (this "Agreement"), dated as of July 11, 2005, between JEONG-HYUN LEE, Ph.D., personally (the "Dr. Lee"), and iCURIE, INC., a Nevada corporation (the "Company").

                                   WITNESSETH:

      WHEREAS, Dr. Lee has issued a secured promissory note dated March 17, 2005 in the principal amount of $1,100,000 (the "Note") to iCurie Bridge Funding, LLC ("ICB");

      WHEREAS, pursuant to that certain Preferred Stock Purchase Agreement dated as of July 11, 2005 by and among the Company and certain additional parties thereto, the Note was transferred from ICB to the Company in exchange for 1,667,000 shares of the Company's Series A Preferred Stock;

      WHEREAS, on or about July 8, 2005, and pursuant to that certain Share Exchange Agreement by and among the Company, Dr. Lee and certain additional parties (the "Share Exchange Agreement"), Dr. Lee became a record and beneficial holder of certain shares of the Company's common stock, par value $0.001 per share ("Common Stock");

      WHEREAS, Dr. Lee and the Company desire to cancel the Note in exchange for the transfer to the Company by Dr. Lee of 1,250,000 shares of Common Stock owned by Dr. Lee;

      NOW, THEREFORE, in consideration of the promises and the covenants hereinafter contained herein, the parties hereto agree as follows:

      1. STOCK AND NOTE CANCELLATION. Dr. Lee hereby transfers and surrenders to the Company 1,250,000 shares of Common Stock owned beneficially and of record by him, free and clear of all liens and other encumbrances, to the Company, and in exchange therefor the Company hereby cancels the Note and releases Dr. Lee from all obligations thereunder, and further releases any security interest relating to such Note. The parties hereto agree and acknowledge that, in contemplation of this Agreement and as further contemplated in the Share Exchange Agreement, the 1,250,000 shares of Common Stock transferred and surrendered hereby are not represented by a stock certificate.

      2. FURTHER ASSURANCES. The parties hereto hereby agree to execute any further documentation necessary or desirable to further evidence the transactions contemplated hereby.

      3. NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing, must be delivered by (i) courier, mail or hand delivery or (ii) facsimile, and will be deemed to have been delivered upon receipt to the following addresses:

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      If to Dr. Lee:

      Dr. Jeong-Hyun Lee c/o iCurie Lab, Inc. 3rd Fl, Joyang Bldg. 23-1 Seokchon Dong Songpa Gu Seoul 138-842, Korea

      If to the Secured Party:             with a copy to:

      iCurie, Inc.                         DLA Piper Rudnick Gray Cary US LLP
      c/o iCurie Lab Holdings, Ltd.        203 North LaSalle Street, Suite 1900
      12 Plumtree Court                    Chicago, Illinois 60601
      London, United Kingdom EC4 A4HT      Attention: Gregory W. Hayes, Esq.
      Attention: Hakan Wretsell            Facsimile: (312) 630-5310

      4. COUNTERPARTS. This Agreement may be executed in any number of counterparts, which shall, collectively and separately, constitute one agreement.

                                       2

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      IN WITNESS WHEREOF, the parties hereto have caused this Note Cancellation
Agreement to be duly executed as of the date first written above.

                                          JEONG-HYUN LEE, PH.D.

                                          By: /s/ Jeong Hyun Lee
                                              ---------------------------------
                                          Name: Jeong-Hyun Lee, Ph.D.

                                          ICURIE, INC.

                                          By:/s/ Hakan Wretsell
                                              ---------------------------------
                                          Name: Hakan Wretsell
                                          Title: Chief Executive Officer